                                                               EXECUTION COPY







            AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND
                                  ASSIGNMENT



          (Amending and Restating the Receivables Purchase Agreement and Assignment Dated as of December 3, 1996)


                                   between

                       ARCADIA RECEIVABLES FINANCE CORP.

                                  Purchaser

                                     and

                            ARCADIA FINANCIAL LTD.

                                   Seller

                                 dated as of

                                July 21, 1998

                              TABLE OF CONTENTS


                                                                     PAGE
                                 ARTICLE I

                                DEFINITIONS

Section 1.01.  General . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 1.02.  Specific Terms. . . . . . . . . . . . . . . . . . . . . 1

Section 1.03.  Usage of Terms. . . . . . . . . . . . . . . . . . . . . 6

Section 1.04.  Certain References. . . . . . . . . . . . . . . . . . . 6

Section 1.05.  No Recourse . . . . . . . . . . . . . . . . . . . . . . 7

Section 1.06.  Action by or Consent of Holders . . . . . . . . . . . . 7

Section 1.07.  Material Adverse Effect . . . . . . . . . . . . . . . . 7


                                ARTICLE II

                      CONVEYANCE OF THE RECEIVABLES

                     AND THE OTHER CONVEYED PROPERTY

Section 2.01.  Purchase Price. . . . . . . . . . . . . . . . . . . . . 7

Section 2.02.  Conveyance of Receivables . . . . . . . . . . . . . . . 8

Section 2.03.  Delivery of Receivable Files. . . . . . . . . . . . . . 8


                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties of AFL . . . . . . . . . 9

Section 3.02.  Representations and Warranties of ARFC. . . . . . . .  11


                                ARTICLE IV

                             COVENANTS OF AFL


Section 4.01.  Protection of Title of ARFC . . . . . . . . . . . . .  12

Section 4.02.  Other Liens or Interests. . . . . . . . . . . . . . .  14

Section 4.03.  Costs and Expenses. . . . . . . . . . . . . . . . . .  14

Section 4.04.  Indemnification . . . . . . . . . . . . . . . . . . .  14

                            TABLE OF CONTENTS
                                (CONTINUED)


                                                                     PAGE
                                ARTICLE V

                               REPURCHASES

Section 5.01.  Repurchase of Receivables Upon Breach of Warranty . .  16

Section 5.02.  Reassignment of Purchased Receivables . . . . . . . .  16

Section 5.03.  Waivers . . . . . . . . . . . . . . . . . . . . . . .  17


                               ARTICLE VII

                              MISCELLANEOUS

Section 6.01.  Liability of AFL. . . . . . . . . . . . . . . . . . .  17

Section 6.02.  Merger or Consolidation of AFL or ARFC. . . . . . . .  17

Section 6.03.  Limitation on Liability of AFL and Others . . . . . .  18

Section 6.04.  Amendment . . . . . . . . . . . . . . . . . . . . . .  18

Section 6.05.  Notices . . . . . . . . . . . . . . . . . . . . . . .  18

Section 6.06.  Merger and Integration. . . . . . . . . . . . . . . .  19

Section 6.07.  Severability of Provisions. . . . . . . . . . . . . .  19

Section 6.08.  Intention of the Parties. . . . . . . . . . . . . . .  19

Section 6.09.  Governing Law . . . . . . . . . . . . . . . . . . . .  19

Section 6.10.  Counterparts. . . . . . . . . . . . . . . . . . . . .  19

Section 6.11.  Conveyance of the Receivables and the Other Conveyed
               Property to an Assignee . . . . . . . . . . . . . . .  19

Section 6.12.  Nonpetition Covenant. . . . . . . . . . . . . . . . .  20


SCHEDULE
--------

SCHEDULE A     SCHEDULE OF RECEIVABLES
SCHEDULE B     REPRESENTATIONS AND WARRANTIES OF SELLER

EXHIBIT
-------

EXHIBIT A      FORM OF ASSIGNMENT AGREEMENT

                    AMENDED AND RESTATED RECEIVABLES PURCHASE
                              AGREEMENT AND ASSIGNMENT


          THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT, dated as of July 21, 1998, executed between Arcadia Receivables Finance Corp., a Delaware corporation, as purchaser ("ARFC"), and Arcadia Financial Ltd., a Minnesota corporation, as seller ("AFL").

                               W I T N E S S E T H :

          WHEREAS, pursuant to the Receivables Purchase Agreement dated as of December 3, 1996 (the "Original Purchase Agreement") ARFC has agreed from time to time to purchase from AFL and AFL, pursuant to this Agreement, has agreed from time to time to sell and assign to ARFC the Receivables and Other Conveyed Property;

          WHEREAS, AFL and ARFC desire to amend and restate the Original Purchase Agreement as herein provided;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, ARFC and AFL, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. GENERAL. The specific terms defined in this Article include the plural as well as the singular. The words, "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement.

          SECTION 1.02. SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "ACCOUNTING DATE" means with respect to any Receivables the date specified, if applicable, in the related Servicing Agreement.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGREEMENT" shall mean this Amended and Restated Receivables Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

          "AMOUNT FINANCED" has the meaning specified, with respect to any Receivable, in the related Servicing Agreement.

          "ASSIGNEE" means, collectively, each Person specified in the relevant Securitization Document or Warehousing Document to whom ARFC assigns or otherwise transfers specified Receivables and the related Other Conveyed Property.

          "ASSIGNMENT AGREEMENT" means, with respect to any Receivables, the assignment agreement between AFL and ARFC pursuant to which AFL sells and assigns Receivables to ARFC, the form of which is attached hereto as Exhibit A.

          "ASSIGNMENT DATE" means any date on which Receivables are sold and assigned to ARFC pursuant to Section 2.02.

          "BACKUP SERVICER" means, if applicable, any backup servicer or its successor in interest, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to any Servicing Agreement.

          "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York or any other location of any successor Servicer, any Trustee or Collateral Agent are obligated by law, executive order or governmental decree to be closed.

          "CLOSING DATE" means December 3, 1996.

          "COLLECTION ACCOUNT" has the meaning specified, with respect to any Receivable, in the related Servicing Agreement.

          "COLLATERAL AGENT" has the meaning specified, if applicable, in any Servicing Agreement.

          "COMPUTER TAPE" means the computer tape generated on behalf of ARFC that provides information relating to Receivables and that was used by AFL and ARFC in selecting the Receivables conveyed hereunder and under any Related Document.

          "CRAM DOWN LOSS" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance of such Receivable, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

          "CUSTODIAN" means, collectively, each Custodian specified in a Servicing Agreement or other Related Document.

          "CUT-OFF DATE" means, with respect to any Receivables, the date specified in the related Warehousing Documents or Securitization Documents.

          "DEALER" means a seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to AFL under an existing agreement between such seller and AFL.

          "DEALER AGREEMENT" means an agreement between AFL and a Dealer relating to the sale of retail installment sales contracts and installment notes to AFL and all documents and instruments relating thereto.

          "DEALER ASSIGNMENT" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AFL.

          "DEPOSIT DATE" means that date specified, with respect to a Receivable, in the related Servicing Agreement.

          "EFFECTIVE DATE" means July 21, 1998

          "FINANCED VEHICLE" means a new or used automobile or light truck, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

          "FORCE-PLACED INSURANCE" means insurance that the Servicer may, if an Obligor fails to obtain or maintain a comprehensive and collision insurance policy, obtain with respect to the related Financed Vehicle.

          "HOLDERS" means any "Holder" of a Security as defined in any applicable Related Document.

          "INSURANCE AGREEMENT" means collectively, each insurance agreement dated as of a date on or after the date hereof, executed and delivered by among others, a Security Insurer, an Assignee, ARFC and AFL.

          "INSURANCE POLICY" means, with respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

          "INSURER DEFAULT" with respect to any Security Insurer has the meaning specified in any Servicing Agreement(s) covering Receivables backing a Security insured by such Security Insurer.

          "LIEN" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

          "LIEN CERTIFICATE" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

          "LIQUIDATED RECEIVABLE" has the meaning specified, with respect to a Receivable, in the related Servicing Agreement.

          "LIQUIDATION PROCEEDS" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from a spread account or other like account and drawings under a Security Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

          "OBLIGOR" means the purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

          "OTHER CONVEYED PROPERTY" means all monies at any time paid or payable on the Receivables or in respect thereof after the applicable Cut-Off Date (including amounts due on or before the applicable Cut-Off Date but received by AFL after such Cut-Off Date), the security interests of AFL in the Financed Vehicles, the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the Financed Vehicles, including rebates of premiums, and any Force-Placed Insurance relating to the Receivables, rights of AFL against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, all items contained in the Receivable Files, any and all other documents or electronic records that AFL keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles, property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of AFL pursuant to liquidation of such Receivable, all present and future claims, demands, causes and choses in action in respect of the Receivables and any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of the Receivables and any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the Receivables and any of the foregoing.

          "PERSON" means any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

          "PRINCIPAL BALANCE" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and
(ii) any Cram Down Loss in respect of such Receivable.

          "PURCHASE AMOUNT" with respect to a Receivable has the meaning specified, if applicable, in the Servicing Agreement related to such Receivable.

          "PURCHASED RECEIVABLE" has the meaning specified, if applicable, in the related Servicing Agreement.

          "RATING AGENCY" means any nationally recognized statistical rating organization selected by AFL or ARFC to rate any of the Securities or that determines a capital charge with respect to the issuance of a Security Policy by a Security Insurer or any other party specified as such in the Servicing Agreement or other Related Document.

          "RECEIVABLE" means a retail installment sales contract or promissory note (and related security agreement) for a new or used automobile or light truck (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract.

          "RECEIVABLE FILES" means the documents, electronic entries, instruments and writings with respect to a Receivable required to be transferred to, and held by, the Custodian pursuant to a Warehousing Document or Securitization Document relating to such Receivable.

          "REGISTRAR OF TITLES" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

          "RELATED DOCUMENTS" has the meaning specified in each Servicing Agreement. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          "REPURCHASE DATE" means the date specified, if applicable, in the relevant Warehousing Document.

          "REPURCHASE EVENT" means the occurrence of a breach of any of AFL's representations and warranties contained in Section 3.01(a) hereof that materially and adversely affects the interests of ARFC or any assignee in the related Receivables or any other event which requires the repurchase of a Receivable by AFL under a Servicing Agreement or this Agreement.

          "REPURCHASED RECEIVABLES" has the meaning specified, if applicable, in the relevant Warehousing Document.

          "SCHEDULE OF RECEIVABLES" means the schedule of all automobile retail installment loan contracts and promissory notes sold and transferred pursuant to this Agreement which is attached hereto as Schedule A, as such Schedule shall be supplemented from time to time (a) by each Schedule of Receivables with respect to each Assignment Agreement, which Schedules of Receivables shall be deemed incorporated and made a part of Schedule A hereto and (b) to reflect the repurchase from ARFC of Receivables repurchased by AFL hereunder or purchased by a Servicer under any Servicing Agreement. AFL shall maintain a Master Schedule A reflecting all such sales, transfers, repurchases and purchases. With respect to an Assignment Agreement, "Schedule of Receivables" shall mean the Schedule attached to such Assignment Agreement as Exhibit A thereto.

          "SCHEDULE OF REPRESENTATIONS" means the Schedule of Representations and Warranties attached hereto as Schedule B.

          "SECURITIZATION DOCUMENT" means each Servicing Agreement and Related Document related to a transfer of Receivables in connection with the public sale or private placement of term securities backed by such Receivables.

          "SECURITY" means any note, certificate or other security backed by Receivables that is issued pursuant to a Warehousing Document or a Securitization Document.

          "SECURITY INSURER" means each financial guaranty insurance company issuing a Security Policy, as specified in any Servicing Agreement.

          "SECURITY POLICY" means any "Note Policy," "Certificate Policy" or other policy of financial guaranty insurance with respect to a Security defined as such in the relevant Servicing Agreement.

          "SERVICER" means AFL and any successor in interest, as applicable, pursuant to the related Servicing Agreement.

          "SERVICING AGREEMENT" means, collectively, each servicing agreement or sale and servicing agreement dated as of a date on or after the date hereof relating to the Receivables assigned hereunder.

          "TRUSTEE" means any indenture trustee, owner trustee or other trustee specified as such in a Securitization Document or Warehousing Document.

          "UCC" means The Uniform Commercial Code as in effect in the relevant jurisdiction.

          "WAREHOUSING DOCUMENT" means each Servicing Agreement and Related Document related to a transfer of Receivables in connection with a warehousing facility for the financing of such Receivables in anticipation of the later repurchase, sale or term resecuritization of such Receivables.

          SECTION 1.03. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; REFERENCES to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, a Warehousing Document or a Securitization Document or a Servicing Agreement; references to

Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.04. CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day, or as of the first day of a calendar month shall refer to the opening of business on such day. All references to the last day of a calendar month shall refer to the close of business on such day.

          SECTION 1.05. NO RECOURSE. Without limiting the obligations of AFL hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of AFL, or any stockholder, officer or director, as such, of any predecessor or successor of AFL.

          SECTION 1.06. ACTION BY OR CONSENT OF HOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Holders, such provision shall be deemed to refer to Holders of record as of the applicable record date immediately preceding the date on which such action is to be taken, or consent given, by Holders. Solely for the purposes of any action to be taken, or consented to, by Holders, any Security registered in the name of ARFC, AFL or any Affiliate thereof shall be deemed not to be outstanding and the principal amount evidenced thereby shall not be taken into account in determining whether the requisite principal amount necessary to effect any such action or consent has been obtained; PROVIDED, HOWEVER, that solely for the purpose of determining whether a Trustee is entitled to rely upon any such action or consent, only Securities which the related Trustee knows to be so owned shall be so disregarded.

          SECTION 1.07. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on any Securities and the interests of the Holders therein (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under any Security Policy or withdrawals from any reserve accounts.

          SECTION 1.08. CONDITIONS TO EFFECTIVENESS. This Agreement shall amend and restate the Original Purchase Agreement and shall become effective as of the Effective Date upon receipt by each of the parties hereto of this Agreement duly executed and delivered by the other party hereto.

                                   ARTICLE II

                           CONVEYANCE OF THE RECEIVABLES
                          AND THE OTHER CONVEYED PROPERTY

          SECTION 2.01. PURCHASE PRICE. In consideration of the conveyance of the Receivables and the related Other Conveyed Property to ARFC on each Assignment Date, ARFC shall pay or cause to be paid to AFL an amount equal to the product of (x) the outstanding

Principal Balance of each Receivable and (y) 100%. Such amount shall be paid to AFL, by wire transfer of immediately available funds on the date of such conveyance, to the extent of the net proceeds received by ARFC upon its contemporaneous conveyance of such Receivables to an Assignee pursuant to a Warehousing Document or Securitization Document. The balance shall be payable (a) with respect to any Receivable transferred pursuant to a Warehousing Document, upon the subsequent transfer of such Receivable pursuant to a Securitization Document, to the extent the net proceeds received by ARFC upon such subsequent transfer exceeds the amount paid by ARFC to effect the retransfer of such Receivable to ARFC pursuant to such Warehousing Document, and (b) with respect to any Receivable transferred pursuant to a Securitization Document, within ninety days after such transfer.

          SECTION 2.02.  CONVEYANCE OF RECEIVABLES.

          (a) Subject to the conditions set forth in paragraph (b) below, AFL, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Assignment Agreements, shall sell, transfer, assign and otherwise convey to ARFC without recourse (but without limitation of its obligations in this Agreement or its obligations as Servicer under any Servicing Agreement, all of the right, title and interest of AFL, whether then existing or thereafter acquired, in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to the Receivables listed on the Schedule of Receivables and the related Other Conveyed Property. It is the intention of ARFC and AFL that the transfers and assignments contemplated by this Agreement and each Assignment Agreement shall constitute a sale of the Receivables and the Other Conveyed Property from AFL to ARFC, conveying good title thereto free and clear of any Liens, and the Receivables and Other Conveyed Property shall not be a part of AFL's estate in the event of the filing of a bankruptcy petition by or against AFL under any bankruptcy or similar law.

          (b) AFL shall transfer to ARFC the Receivables and the related Other Conveyed Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Assignment Date:

          (i) AFL shall have delivered to ARFC and the related Assignee a duly executed Assignment Agreement (including an acceptance by ARFC), which shall include a Schedule of Receivables listing the Receivables being transferred on such Assignment Date;

          (ii) as of such Assignment Date, AFL shall not have been insolvent nor shall AFL have been rendered insolvent by such sale and assignment nor shall AFL be aware of any pending insolvency;

          (iii) AFL shall have taken any action necessary or, if requested by any Security Insurer, advisable, to obtain or maintain the first priority perfected ownership interest of ARFC in the Receivables and Other Conveyed Property; and

          (iv) no selection procedures believed by AFL to be adverse to the interests of ARFC, any Assignee or any Holders shall have been utilized by AFL or ARFC in selecting the Receivables.

          SECTION 2.13. DELIVERY OF RECEIVABLE FILES. AFL shall deliver to the Custodian on each Assignment Date the following documents:

          (i) The fully executed original of the Receivable (together with the original of any agreements modifying the Receivable, including without limitation any extension agreements);

          (ii) A certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or a documented verbal confirmation by the insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle;

          (iii) The original credit application, or a copy thereof, of each Obligor, on AFL's customary form, or on a form approved by AFL, for such application; and

          (iv) The original certificate of title (when received) and otherwise such documents, if any, that AFL keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AFL as first lienholder or secured party (including any Lien Certificate received by AFL), or if such original certificate of title has not yet been received, a copy of the application therefor, showing AFL as secured party, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by AFL within 180 days.

                                  ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF AFL. AFL makes the following representations and warranties, on which ARFC relies in purchasing the Receivables and the Other Conveyed Property. Such representations are made as of the execution and delivery of this Agreement and on each Assignment Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property under such Assignment Agreements, and the sale, transfer and assignment thereof by ARFC under any Securitization Document or Warehousing Document. AFL and ARFC agree that pursuant to the relevant Securitization Document or Warehousing Document ARFC will assign to the relevant Assignee all of ARFC's rights under this Agreement with respect to Receivables sold, transferred or assigned pursuant to any Securitization Document or Warehousing Document and not repurchased by ARFC, and the related Other Conveyed Party, and that such Assignee will thereafter be entitled to enforce this Agreement against AFL in such Assignee's own name.

          (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct with respect to each Receivable on the date it is sold by AFL to ARFC hereunder.

          (b) ORGANIZATION AND GOOD STANDING. AFL has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to CONDUCT its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to ARFC.

          (c) DUE QUALIFICATION. AFL is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. AFL has the power and AUTHORITY to execute and deliver this Agreement, each Assignment Agreement and its Related Documents and to carry out its terms and their terms, respectively; AFL has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with ARFC under each Assignment Agreement and has duly authorized such sale and assignment to ARFC by all necessary corporate action; and the execution, delivery and performance of this Agreement, each Assignment Agreement and AFL's Related Documents have been duly authorized by AFL by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each Assignment Agreement have been duly executed and delivered and shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against AFL and creditors of and purchasers from AFL; and this Agreement, each Assignment Agreement and AFL's Related Documents constitute legal, valid and binding obligations of AFL enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Related Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Related Documents do not and shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of AFL, or any indenture, agreement, mortgage, deed of trust or other instrument to which AFL is a party or by which it or any of its property is bound, or result in the creation or imposition of any Lien upon any of AFL's properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and each Assignment Agreement, or violate any law, order, rule or regulation applicable to AFL of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over AFL or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to AFL's knowledge, threatened against AFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over AFL or its properties (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of any Securities or the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by AFL of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder, under any Assignment Agreement or under any of the Related Documents.

          (h) CHIEF EXECUTIVE OFFICE. The chief executive office of AFL is located at 7825 Washington Avenue South, Suite 500, Minneapolis, MN 55439-2435.

          SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF ARFC. ARFC makes the following representations and warranties, on which AFL relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to ARFC hereunder and under each Assignment Agreement. Such representations are made as of the execution and delivery of this Agreement and each Assignment Agreement, but shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement and the sale, transfer and assignment thereof by ARFC to an Assignee pursuant to any Related Document.

          (a) ORGANIZATION AND GOOD STANDING. ARFC has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property, and to transfer the Receivables and the Other Conveyed Property to an Assignee pursuant to any Related Document.

          (b) DUE QUALIFICATION. ARFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect ARFC's ability to acquire the Receivables or the Other Conveyed Property or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform ARFC's obligations hereunder, under any Assignment Agreement and under the Related Documents.

          (c) POWER AND AUTHORITY. ARFC has the power, authority and legal right to execute and deliver this Agreement and each Assignment Agreement and to carry out the terms hereof and thereof and to acquire the Receivables and the Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and each Assignment Agreement and all of the documents required pursuant hereto and thereto have been duly authorized by ARFC by all necessary action.

          (d) NO CONSENT REQUIRED. ARFC is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Assignment Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e) BINDING OBLIGATION. This Agreement and each Assignment Agreement constitute legal, valid and binding obligations of ARFC, enforceable against ARFC in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

          (f) NO VIOLATION. The execution, delivery and performance by ARFC of this Agreement and each Assignment Agreement, the consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Related Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of ARFC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which ARFC is a party or by which ARFC is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than with respect to Receivables and the related Other Conveyed Property being transferred under a Related Document, under such Related Document), or violate any law, order, rule or regulation, applicable to ARFC or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over ARFC or any of its properties.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of ARFC, threatened against ARFC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over ARFC or its properties:
(i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by ARFC of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under any Assignment Agreement or the transfer of the Receivables and the Other Conveyed Property to an Assignee pursuant to any Related Document.

In the event of any breach of a representation and warranty made by ARFC hereunder, AFL covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all the Securities have been paid in full. AFL and ARFC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by ARFC or by an Assignee under any Related Document.

                                  ARTICLE IV

                               COVENANTS OF AFL

          SECTION 4.01.  PROTECTION OF TITLE OF ARFC.

          (a) At or prior to the Closing Date, AFL shall have filed or caused to be filed a UCC-1 financing statement, executed by AFL as seller or debtor, naming ARFC as purchaser or secured party and describing the Receivables and the Other Conveyed Property to be sold by AFL to ARFC as collateral, with the office of the Secretary of State of the State of Minnesota and in such other locations as ARFC shall have required. From time to time thereafter AFL shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of ARFC under this Agreement and of each Assignee under any Securitization Document or Warehousing Document in the Receivables and the Other Conveyed Property and in the proceeds thereof. AFL shall deliver (or cause to be delivered) to ARFC and any party entitled thereto under any Securitization Document or Warehousing Document file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that AFL fails to perform its obligations under this subsection, ARFC and any party entitled thereto under any Securitization Document or Warehousing Document may do so, at the expense of AFL.

          (b) Except for changing its name to Arcadia Financial Ltd., AFL shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by AFL (or by ARFC or any party entitled to file a financing statement under any Securitization Document or Warehousing Document on behalf of AFL) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given ARFC and any party entitled thereto under any Securitization Document or Warehousing Document and each Security Insurer at least 60 days' prior written notice thereof, and (including in connection with changing its name to Arcadia Financial Ltd.) shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) AFL shall give ARFC, each Security Insurer (so long as an Insurer Default with respect to such Security Insurer shall not have occurred and be continuing) and any party entitled thereto under any Securitization Document or Warehousing Document at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. AFL shall at all times maintain each office from which it services the Receivables and its principal executive office within the United States of America.

          (d) AFL shall maintain its computer systems so that, from and after the time of any sale hereunder and under any Assignment Agreement of the Receivables to ARFC and the conveyance under any Securitization Document or Warehousing Document of the related Receivables by ARFC to an Assignee, AFL's master computer records (including archives) that refer to any such Receivable indicate clearly that such Receivable has been sold to ARFC and has been conveyed by ARFC to such Assignee. Indication of such Assignee's ownership of a Receivable shall be deleted from or modified on AFL's computer systems when, and only when the Receivable shall have been paid in full or shall have been repurchased by ARFC or AFL.

          (e) If at any time AFL shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, AFL shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to ARFC and is owned by the relevant Assignee pursuant to the applicable Securitization Document or Warehousing Document.

          SECTION 4.02. OTHER LIENS OR INTERESTS. Except for the conveyances under any Assignment Agreement, AFL will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property or any interest therein, and AFL shall defend the right, title, and interest of ARFC and each Assignee under any Securitization Document or Warehousing Document in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under AFL.

          SECTION 4.03. COSTS AND EXPENSES. AFL shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder, under any Assignment Agreement and under its Related Documents.

          SECTION 4.04.  INDEMNIFICATION.

          (a) AFL shall defend, indemnify and hold harmless ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders from and against any and all costs, expenses, losses, damages, claims, and liabilities arising out of or resulting from any breach of any of AFL's representations and warranties contained herein.

          (b) AFL shall defend, indemnify and hold harmless ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by AFL or any Affiliate thereof, other than ARFC and the Issuer, of a Financed Vehicle.

          (c) AFL will defend and indemnify ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by AFL in respect of any of the Receivables other than in accordance with this Agreement or any Warehousing Document or Securitization Document.

          (d) AFL agrees to pay, and shall defend, indemnify and hold harmless ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders from and against any taxes that may at any time be asserted against ARFC, any Assignee, any Backup Servicer or any Holders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of any date of, the sale, transfer and assignment of any Receivables and Other Conveyed Property to ARFC and of the sale, transfer and assignment of such Receivables and Other Conveyed Property to an Assignee or the issuance and sale of any Securities, or asserted with respect to ownership of the Receivables and Other Conveyed Property which shall be indemnified by AFL pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Securities or transfer taxes arising in connection with the transfer of Securities) and costs and expenses in defending against the same, arising by reason of the acts to be performed by AFL under this Agreement or any Assignment Agreement or imposed against such Persons.

          (e) AFL agrees to pay, and to indemnify, defend and hold harmless ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, any conveyance or ownership of the Receivables or Other Conveyed Property hereunder and under any Assignment Agreement or the issuance and sale of any Securities, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of the Securities) and costs and expenses in defending against the same, arising by reason of the acts to be performed by AFL under this Agreement or imposed against such Persons.

          (f) AFL shall defend, indemnify, and hold harmless ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon ARFC, any Assignee, any Backup Servicer and any Holders through the negligence, willful misfeasance, or bad faith of AFL in the performance of its duties under this Agreement or by reason of reckless disregard of AFL's obligations and duties under this Agreement.

          (g) AFL shall indemnify, defend and hold harmless ARFC, each Assignee, each Backup Servicer, each Collateral Agent, each Trustee, each Security Insurer and the Holders from and against any loss, liability or expense imposed upon, or incurred by, ARFC, any Assignee, any Backup Servicer or any Holders as a result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

          (h) AFL shall defend, indemnify, and hold harmless ARFC from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of AFL's duties as Servicer under any Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of ARFC.

          (i) AFL shall indemnify, defend and hold harmless ARFC, each Assignee, each Security Insurer, each Backup Servicer and the Holders from and against any loss, liability or expense imposed upon, or incurred by, ARFC, any Assignee, any Backup Servicer, any Trustee or any Holders as a result of AFL's or ARFC's use of the name "Arcadia."

          (j) Indemnification under this Section 4.04 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive maturity of the related Securities. The indemnity obligations hereunder shall be in addition to any obligation that AFL may otherwise have.

                                  ARTICLE V

                                 REPURCHASES

          SECTION 5.01. REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Upon the occurrence of a Repurchase Event with respect to a Receivable, AFL shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from ARFC or the applicable Assignee, as applicable, and on or before the related Deposit Date (with respect to a Purchased Receivable) or the related Repurchase Date (with respect to Repurchased Receivables), AFL shall deposit the Purchase Amount into the Collection Account as payment to ARFC or such Assignee pursuant to the relevant Servicing Agreement or other Related Document. It is understood and agreed that, except as set forth in Section 6.01, the obligation of AFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AFL for such breach available to ARFC, any Security Insurer, any Collateral Agent, any such Assignee or any Trustee on behalf of its Holders. The provisions of this Section 5.01 are intended to grant to any such Assignee a direct right against AFL to demand performance hereunder, and in connection therewith AFL waives any requirement of prior demand against ARFC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in the related Servicing Agreement or other Related Document. Notwithstanding any other provision of this Agreement or any Related Document to the contrary, the obligation of AFL under this Section shall not terminate upon a termination of AFL as Servicer under the related Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or ARFC to perform any of their respective obligations with respect to such Receivable under such Servicing Agreement.

          In addition to the foregoing and whether or not the related Receivable shall have been purchased by AFL, AFL shall indemnify each such Assignee, each Backup Servicer, each Collateral Agent, each Security Insurer, each Trustee and the Holders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

          SECTION 5.02. REASSIGNMENT OF PURCHASED RECEIVABLES. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by AFL under Section 5.01, ARFC shall take such steps as may be reasonably requested by AFL in order to assign to AFL all of ARFC's and the relevant Assignee's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to ARFC and such Assignee directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of ARFC or such Assignee. Such assignment shall be a sale and assignment outright, and not for security.
If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that AFL may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, ARFC shall, at the expense of AFL, take such steps as AFL deems reasonably necessary to enforce the Receivable, including bringing suit in ARFC's or any such Assignee's name or any Collateral Agent's name or the name of a Trustee on behalf of its Holders.

          SECTION 5.03. WAIVERS. No failure or delay on the part of ARFC, or any Assignee, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                 ARTICLE VI

                                MISCELLANEOUS

          SECTION 6.01. LIABILITY OF AFL. AFL shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by AFL and the representations and warranties of AFL.

          SECTION 6.02. MERGER OR CONSOLIDATION OF AFL OR ARFC. Any corporation or other entity (i) into which AFL or ARFC may be merged or consolidated, (ii) resulting from any merger or consolidation to which AFL or ARFC is a party or (iii) succeeding to the business of AFL or ARFC, in the case of ARFC, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in ARFC's certificate of incorporation or otherwise acceptable to the Security Insurers and the Rating Agencies, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of AFL or ARFC, as the case may be, under this Agreement and such party's Related Documents and, whether or not such assumption agreement or agreements are executed, shall be the successor to AFL or ARFC, as the case may be, hereunder (without relieving AFL or ARFC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Notwithstanding the foregoing, ARFC shall not merge or consolidate with any other Person or permit any other Person to become the successor to ARFC's business without the prior written consent of each Security Insurer (so long as no Insurer Default shall have occurred and be continuing with respect to such Security Insurer). AFL or ARFC shall promptly inform the other party, and, so long as an Insurer Default shall not have occurred and be continuing with respect to such Security Insurer, each Security Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections
3.01 and 3.02 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under any Insurance Agreement, shall have occurred and be continuing, (y) AFL or ARFC, as applicable, shall have delivered to each Trustee an officer's certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AFL or ARFC, as applicable, shall have delivered to each Trustee an opinion of counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of each Assignee under any Related Document in the Receivables and reciting the details of the filings or (B) no such actions shall be necessary to preserve and protect such interest.

          SECTION 6.03. LIMITATION ON LIABILITY OF AFL AND OTHERS. AFL and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. AFL shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

          SECTION 6.04.  AMENDMENT.

          (a) This Agreement may be amended by AFL and ARFC, without the consent of any Assignee or any Holders, (i) to cure any ambiguity or (ii) to correct any ambiguity with respect to any provision in this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an opinion of counsel delivered to each Trustee and each Rating Agency, adversely affect in any material respect the interests of any Assignee or any Holder.

          (b) This Agreement may also be amended from time to time by AFL and ARFC, with the prior written consent of each Security Insurer (so long as an Insurer Default shall not have occurred and be continuing with respect to such Security Insurer) or, if an Insurer Default shall have occurred and be continuing, with the consent of each Assignee and each Trustee (or other representative of the Holders of all securities backed by the affected Receivables), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of ARFC; PROVIDED, that if such amendment will have a material adverse effect on any Holders of any Securities, the consent of the Trustee or other representative for such Holders shall be required for such amendment; PROVIDED FURTHER, HOWEVER, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Security.

          (c) Prior to the execution of any amendment or consent referred to in subsection (b), AFL shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

          (d) It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable requirements as the related Trustee may prescribe, including the establishment of record dates. The consent of any Holder given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Security and of any Security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Security.

          SECTION 6.05. NOTICES. All demands, notices and communications to AFL or ARFC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), delivered by reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of AFL, to Arcadia Financial Ltd., 7825 Washington Avenue South, Suite 500, Minneapolis, Minnesota 55439-2435, Attention: Treasurer, or such other address as shall be designated by AFL in a written notice delivered to the other party or to the Issuer, as applicable or (b) in case of ARFC, to Arcadia Receivables Finance Corp., 7825 Washington Avenue South, Suite 900 Minneapolis, Minnesota
 55439-2435, Attention: Treasurer.

          SECTION 6.06. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement, each Assignment Agreement and the Related Documents sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION 6.07. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.08. INTENTION OF THE PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgement by AFL and ARFC that they intend that the assignments and transfers herein contemplated pursuant to each Assignment Agreement constitute a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from AFL to ARFC, and that the Receivables and the Other Conveyed Property shall not be a part of AFL's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, AFL. In the event that such conveyance is determined to be made as security for a loan made by ARFC, any Assignee or any Holders to AFL, the parties intend that AFL shall have granted to ARFC a security interest in all of AFL's right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to each Assignment Agreement, and that this Agreement shall constitute a security agreement under applicable law.

          SECTION 6.09. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 6.10. COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.11. CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY TO AN ASSIGNEE. AFL acknowledges that ARFC intends, pursuant to a Servicing Agreement and other Related Document, to convey the Receivables and the Other Conveyed Property, together with its rights under this Agreement, to Assignees under Warehousing Documents and Securitization Documents. AFL acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of AFL contained in this Agreement and the rights of ARFC hereunder are intended to benefit each Security Insurer, each Assignee, each Collateral Agent and each Trustee on behalf of its Holders. In furtherance of the foregoing, AFL covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of each Security Insurer, each Assignee, each Collateral Agent and each Trustee on behalf of its Holders and that, notwithstanding anything to the contrary in this Agreement, AFL shall be directly liable to each such Assignee (notwithstanding any failure by the Servicer, any Backup Servicer or ARFC to perform its duties and obligations hereunder or under any Servicing Agreement) and that each such Assignee or the related Security Insurer may enforce the duties and obligations of AFL under this Agreement against AFL for the benefit of the related Assignee.

          SECTION 6.12. NONPETITION COVENANT. AFL shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against ARFC under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ARFC or any substantial part of its property, or ordering the winding up or liquidation of the affairs of ARFC.

          IN WITNESS WHEREOF, the parties have caused this Amended and Restated Receivables Purchase Agreement and Assignment to be duly executed by their respective officers as of the day and year first above written.

                                       ARCADIA RECEIVABLES FINANCE CORP.,
                                       as Purchaser


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


                                       ARCADIA FINANCIAL LTD., as Seller


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:





  [Signature Page to Amended and Restated Receivables Purchase Agreement]

                                  SCHEDULE A

                            SCHEDULE OF RECEIVABLES

             [Deemed Incorporated from each Assignment Agreement]

                                  SCHEDULE B

                     REPRESENTATIONS AND WARRANTIES OF AFL


          1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by AFL or by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by AFL from such Dealer under an existing Dealer Agreement with AFL and was validly assigned by such Dealer to AFL, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is a fully amortizing Receivable which provides for level monthly payments (provided that the payment in the first calendar month and the final calendar month of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

          2. NO FRAUD OR Misrepresentation. Each Receivable was originated by AFL or by a Dealer and was sold by the Dealer to AFL without any fraud or misrepresentation on the part of such Dealer in either case.

          3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

          4.   ORIGINATION.  Each Receivable was originated in the United
States.

          5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after its Cut-Off Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

          6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

          7. OBLIGOR BANKRUPTCY. At the applicable Cut-Off Date, no Obligor had been identified on the records of AFL as being the subject of a current bankruptcy proceeding.

          8. SCHEDULE OF RECEIVABLES. The information set forth in the most recent Schedule of Receivables delivered to an Assignee was true and correct in all material respects as of the close of business on the applicable Cut-Off Date.

          9. MARKING RECORDS. On each Assignment Date, the portions of the Electronic Ledger relating to the Receivables assigned to ARFC on such date will be clearly and unambiguously marked to show that the Receivables were sold to ARFC pursuant to this Agreement and each Assignment Agreement. On each date on which Receivables are transferred by ARFC to an Assignee, AFL will cause the portion of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables were sold by ARFC to an Assignee under the terms of the relevant Related Document.

          10. COMPUTER TAPE. The Computer Tape, computer diskette or other electronic transmission made available by AFL to ARFC and its assignee on each Assignment Date was complete and accurate as of the applicable Cut-Off Date, and includes a description of the same Receivables that are described in the Schedule of Receivables.

          11. ADVERSE SELECTION. No selection procedures adverse to an Assignee or any Holders were utilized in selecting the Receivables from those receivables owned by AFL which met the selection criteria contained in such Related Document.

          12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

          13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

          14. RECEIVABLE FILES COMPLETE. On the applicable Assignment Date there exists a complete Receivable File for each Receivable transferred on such date, and such Receivable File is in the possession of the relevant Custodian on such Assignment Date. A Receivable File pertaining to each Receivable will contain on the related Assignment Date (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the Financed Vehicle, or a documented verbal confirmation by an insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle, (c) the original Lien Certificate or application therefor or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by AFL within 180 days, and (d) a credit application of the Obligor or a copy thereof. Each of such documents which is required to be signed by the Obligor will have been signed by the Obligor in the appropriate spaces. All blanks on any form will have been properly filled in and each form will otherwise have been correctly prepared.

          15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under any Assignment Agreement, Servicing Agreement or other Related Document or pursuant to transfers of any Securities.

          17. GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by AFL to any Person other than ARFC unless the same was released prior to the transfer of such Receivable to ARFC; immediately prior to the conveyance of the Receivables to ARFC pursuant to any Assignment Agreement, AFL had good and indefeasible title thereto, free and clear of any Lien; and immediately upon the transfer thereof, ARFC shall have good and indefeasible title to and will be the sole owner of each Receivable, free of any Lien, other than Liens created by ARFC pursuant to a Related Document.
No Dealer has a participation in, or other right to receive, proceeds of any Receivable. AFL has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

          18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable creates a valid, binding and enforceable first priority security interest in favor of AFL in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the related Assignment Date and will show, AFL named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AFL has received written evidence from the related Dealer that such Lien Certificate showing AFL as first lienholder has been applied for, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received within 180 days.
AFL's security interest has been validly assigned by AFL to ARFC pursuant to the applicable Assignment Agreement. Immediately after the sale, transfer and assignment thereof by ARFC to an Assignee, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of such Assignee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the applicable Cut-Off Date there were no

Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

          19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give ARFC a first priority perfected lien on, or ownership interest in, the Receivables and the Other Conveyed Property have been made, taken or performed.

          20. NO IMPAIRMENT. AFL has not done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of ARFC, any Assignee and the related Trustee on behalf of its Holders in any Receivable or the proceeds thereof.

          21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to AFL with respect to such Receivable.

          22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

          23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the applicable Cut-Off Date, no Financed Vehicle has been repossessed.

          24. INSURANCE. As of the Assignment Date for the related Receivable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AFL as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AFL and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the related Cut-Off Date.

          25. PAST DUE. As of the applicable Cut-Off Date, no Receivable was more than 30 days past due and no funds have been advanced by AFL, ARFC, the Servicer, any Dealer or anyone acting on behalf of any of them in order to cause any Receivable to satisfy such requirement.

          26. REMAINING PRINCIPAL BALANCE. As of the applicable Cut-Off Date, each Receivable had a remaining principal balance equal to or greater than $500.00 and the Principal Balance of each Receivable set forth in the related Schedule of Receivables is true and accurate in all material respects.

          27. ORIGINAL MATURITY. Each Receivable, and the Receivables as a whole, had original maturities with the parameters represented and warranted to by ARFC in the related Warehousing Document or Securitization Document. If represented and warranted to by ARFC in the related Securitization Document or Warehousing Document, each Receivable with an original maturity of greater than 72 months is secured by a Financed Vehicle that is a new automobile or an automobile that is less than one year old. If applicable, no more than the percentage specified in the applicable Warehousing Document or Securitization Document of the Receivables are Classic Receivables, or satisfy any other applicable categorization with respect to Receivable type.

          28. COMPLIANCE WITH UNDERWRITING GUIDELINES. Each Receivable was originated pursuant to AFL's underwriting standards which have not, without the prior written consent of any Person specified in a Related Document, been materially changed since the Effective Date.

                                                                     EXHIBIT A


                           FORM OF ASSIGNMENT AGREEMENT

          THIS ASSIGNMENT AGREEMENT dated as of ______________ _______, _______, executed between Arcadia Receivables Finance Corp., a Delaware corporation, as purchaser ("ARFC"), and Arcadia Financial Ltd., a Minnesota corporation, as seller ("AFL").

                               W I T N E S S E T H

          WHEREAS, ARFC and AFL are parties to the Amended and Restated Receivables Purchase Agreement and Assignment dated as of July 21, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Purchase Agreement"); and

          WHEREAS, pursuant to the Purchase Agreement, AFL wishes to convey Receivables and Other Conveyed Property (as each such term is defined in the Purchase Agreement) to ARFC hereunder;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, ARFC and AFL, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. All terms defined in the Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Assignment Date" shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, ______________ __,
_______.

          "Cut-Off Date" shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, the date specified in the Related Document(s) conveying such Receivables to an Assignee.

          2. CONVEYANCE OF RECEIVABLES. Subject to the conditions specified in Section 2.2(b) of the Purchase Agreement and subject to the mutually agreed upon terms contained in the Purchase Agreement, AFL hereby sells, transfers, assigns and otherwise conveys to ARFC without recourse (but without limitation of its obligations in the Purchase Agreement, or any other Related Document), all of the right, title and interest of AFL, whether now existing or hereafter acquired, in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to the Receivables listed on Schedule A hereto and the related Other Conveyed Property.

          3. COUNTERPARTS. This Assignment Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          4. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        ARCADIA RECEIVABLES FINANCE CORP.,
                                          as Purchaser


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:



                                        ARCADIA FINANCIAL LTD., as Seller


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:







 [Signature Page to Amended and Restated Master Receivables Purchase Agreement
                                 and Assignment]